EXHIBIT 10.21
RESTRICTED STOCK AGREEMENT

Name of Company:	ASHLAND INC.

Name of Participant:	[FirstName] [LastName]

Number of Shares of Ashland Inc.
Common Stock	[x,xxx]

Par Value Per Share:	$0.01

Vesting Schedule:	50% or x,xxx on [date]
25% or x,xxx on [date]
25% or x,xxx on [date]

Date of Award:	[GRANT DATE]

WHEREAS, Ashland Inc. (hereinafter called “Ashland”) desires to award to the above-named Participant (hereinafter called the “Participant”), x,xxx shares of Ashland Common Stock, par value $0.01 per share, subject to certain restrictions (hereinafter called “Restricted Stock”), pursuant to the 2006 Ashland Inc. Incentive Plan (hereinafter called the “Plan”), in order to provide the Participant with an additional incentive to continue his/her services to Ashland and to continue to work for the best interests of Ashland;

NOW, THEREFORE, Ashland hereby confirms this award to the Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, of the number of shares of Restricted Stock set forth above, subject to and upon all the terms, provisions and conditions contained herein and in the Plan, which is incorporated by reference.  Full details of the Plan are in the legal text of the Plan.  If there are any differences between the general description of the restrictions offered herein and the legal text of the Plan, the Plan governs.

Your award will be evidenced by the issuance of Restricted Stock Certificates.  Each certificate issued in respect of shares of Restricted Stock shall be registered in the name of the Participant, but held in the custody of Ashland along with a copy of an executed Stock Power (the form of which is attached hereto as Exhibit A), and shall bear the following legend:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeitures) contained in the Ashland Inc Incentive Plan from which the shares were issued and the Agreement entered into between the registered owner and Ashland Inc."

The Restricted Stock will vest according to the Vesting Schedule and may not be sold, assigned, transferred, pledged, or otherwise encumbered (except to the extent such shares shall have vested) until such date.  Unless otherwise determined and directed by the Personnel and Compensation Committee (the “Committee”), in the case of the Participant's termination for any reason prior to the lapse of all restrictions on the Restricted Stock, all such Restricted Stock which has not vested will be forfeited.  Except for such restrictions described above, the Participant will have all rights of a shareholder with respect to the shares of Restricted Stock including, but not limited to, the right to vote and to receive dividends if and when paid.

As the Restricted Stock vests, you will owe applicable federal income and employment taxes and state and local income and employment taxes at the Vesting Date of the shares of Restricted Stock.  The amount of taxes due in each instance is based on the fair market value of the shares on the Vesting Date.

Nothing contained in this Agreement or in the Plan shall confer upon the Participant any right to remain in the service of Ashland.

Subject to the terms and conditions specified herein and of the Plan, the Restricted Stock shall be confirmed by execution of this Agreement and delivery thereof no later than [RETURN DATE], to Ashland, which is located at 3499 Blazer Parkway, Lexington, KY 40509 Attention: Karen Willett.  The right to the Restricted Stock under the Plan shall expire if not accepted by [RETURN DATE], as set forth above.

IN WITNESS WHEREOF, ASHLAND has caused this instrument to be executed and delivered effective as of the day and year first above written.  This Restricted Stock Agreement shall not be valid unless signed by a Vice President, Human Resources of Ashland.

ASHLAND INC.
By:

Susan B. Esler
Vice President, Human Resources

I hereby elect to receive my award of Restricted Stock subject to the terms and conditions of the 2006 Ashland Inc. Incentive Plan.  My election to accept the award of Restricted Stock is effective [GRANT DATE].

[Name]	Date

Exhibit A

Stock Power

For Value Received, _________________________________________ hereby sells, assigns and transfers unto Ashland Inc., _____________of the Restricted Capital Stock of Ashland Inc. standing in ________________ name on the books of said Ashland Inc. represented by Certificate No. _____ herewith and do hereby irrevocably constitute and appoint National City attorney to transfer the said stock on the books of the within named Company with full power of substitution in the premises.

Dated: __________, ____

Shareholder signature
(Note: please sign in the presence of a representative of an institution who is a member of a Medallion Signature Guarantee Program*)

Medallion Signature Guarantee:

*Shareholder signature must be guaranteed by a Commercial Bank, Trust Company, Securities Dealer or other institution, which is a member of a Medallion Signature Guarantee Program approved by the Securities Transfer Association, Inc.